Exhibit 32.2
Section 1350 Certification of the
Corporation’s Chief Financial Officer
Pursuant to Subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code in accordance with Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Jerry Salinas, Chief Financial Officer, of Cullen/Frost Bankers, Inc. (the “Corporation”), hereby certifies, to his knowledge, that the Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Jerry Salinas	July 25, 2024
Jerry Salinas
The forgoing certification is being furnished solely pursuant to Subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code in accordance with Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.